                                                                    Exhibit 10.2

                           STAND-BY PURCHASE AGREEMENT

            THIS STAND-BY PURCHASE AGREEMENT (this "Agreement") is made and entered into as of January 25, 2001, by and between INTERWORLD CORPORATION, a Delaware corporation (the "Company"), and J NET ENTERPRISES, INC., a Nevada corporation ("J Net"). Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Stock Purchase Agreement referred to below.

            WHEREAS, the Company and J Net have entered into the Stock Purchase Agreement, dated as of January 25, 2001 (the "Stock Purchase Agreement"), providing for the conversion by J Net of the Securities into the Conversion Shares;

            WHEREAS, among other things, the Stock Purchase Agreement contemplates that the Company will commence a rights offering to be made to the Company's shareholders (the "Rights Offering"); and

            WHEREAS, as provided for in the Stock Purchase Agreement, the Company and J Net now desire to enter into this Agreement to provide for (i) a stand-by commitment by J Net to purchase up to an aggregate number of shares of Common Stock equal to the total number of shares offered but not purchased in the Rights Offering as set forth herein (the "Stand-By Shares") and (ii) an option on the part of J Net to purchase up to an aggregate number of shares of Common Stock as set forth herein (the "Overallotment Shares" and, together with the Stand-By Shares, the "J Net Rights Shares") in connection with the Rights Offering.

            NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.    AGREEMENT TO PURCHASE AND SELL STOCK.

            1.1. THE STAND-BY SHARES. Subject to the terms and conditions set forth in this Agreement, the Company agrees to issue and sell to J Net, and J Net agrees to purchase from the Company, the aggregate number of shares of Common Stock equal to such number of shares of Common Stock not validly subscribed for by other shareholders of the Company in the Rights Offering, including pursuant to any oversubscription privilege, for a total purchase price not to exceed twenty million dollars ($20,000,000) (the "Stand-By Shares"), at a purchase price per share equal to sixty-five cents ($0.65) (the "Offering Price"). The issuance and resale of the Stand-By Shares shall be duly registered under the Securities Act as provided in SECTION 4.13 of the Stock Purchase Agreement.

            1.2. THE OVERALLOTMENT SHARES. Following the expiration of the exercise period of the rights offered in the Rights Offering (the "Rights") and the purchase of the Stand-By Shares, J Net shall have the option (i) for a period up to five (5) business days after the expiration of the exercise period of the Rights, to purchase up to an aggregate number of shares of Common Stock equal to the difference between thirty million seven hundred sixty-nine two hundred thirty-one (30,769,231) shares and the Stand-By Shares at a purchase price per share equal the Offering Price, and (ii) for a period up to forty-five (45) days after the expiration of the exercise period of the Rights, to purchase up to an aggregate number of shares of Common Stock equal to the quotient obtained by dividing (1) the difference between (x) twenty million dollars ($20,000,000) and (y) the aggregate amount paid by J Net for the Overallotment Shares purchased pursuant to clause (i) above, by (2) the Overallotment Average Price (the "Overallotment Option"). The issuance and resale of the Overallotment Shares shall be duly registered under the Securities Act. "Overallotment Average Price" means an amount equal to the greater of (xx) the Offering Price or (yy) ninety percent (90%) of the volume weighted average of the sale prices as reported by the NASDAQ National Market ("NASDAQ") for each of the ten (10) consecutive Trading Days in the period ending on the day immediately preceding the exercise of the Overallotment Option under clause (ii) above. "Trading Day" means a day on which NASDAQ is open for trading.

2.   DETERMINATION OF STAND-BY SHARES; CLOSING.

            2.1. DETERMINATION OF STAND-BY SHARES. As soon as practicable following the expiration of the exercise period of the Rights, the Company shall notify J Net in writing of the number of Stand-By Shares, which shall be equal to the total number of Rights issued by the Company, less the number of Rights for which the Company has received proper notice of exercise and full payment of the Offering Price, calculated in accordance with SECTION 1 of this Agreement.

            2.2. THE CLOSING.

            (a) THE STAND-BY SHARES. The sale and purchase of the Stand-By Shares (the "Stand-By Closing") will take place at the offices of Greenberg Traurig, LLP at 10:00 a.m. New York City time, New York, New York, on the fifth business day following the Company's delivery to J Net of notice of the number of Stand-By Shares to be purchased by it, or at such time and place as the Company and J Net shall mutually agree upon (the "Stand-By Closing Date"). At the Stand-By Closing, the Company will deliver to J Net a certificate representing the Stand-By Shares to be purchased by J Net against delivery to the Company by J Net of the aggregate purchase price for such shares in immediately available funds.

            (b) THE OVERALLOTMENT SHARES. The sale and purchase of the Overallotment Shares may take place at one or more closings (each an "Overallotment Closing"), each to take place at the offices of Greenberg Traurig, LLP at 10:00 a.m. New York City time, New York, New York, on the fifth business day following J Net's delivery to the Company of notice of its intent to exercise the Overallotment Option, or at such time and place as the Company and J Net shall mutually agree upon (each an "Overallotment Closing Date"). At each Overallotment Closing, the Company will deliver to J Net a certificate representing such number of Overallotment Shares to be purchased by J Net against delivery to the Company by J Net of the purchase price (as described in SECTION 1.2) for such shares in immediately available funds.

3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

            Except as set forth in the corresponding sections or subsections of the Company Disclosure Schedule, dated as of the date hereof, delivered by the Company to J Net (the "Company Disclosure Schedule") or the Company SEC Reports, the Company hereby represents and warrants to J Net that at each of the Stand-By Closing and each Overallotment Closing, the following statements will be true and correct:

            3.1. ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company and each of its subsidiaries (as defined below) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of existence, has all requisite corporate power and authority, and has been duly authorized by all necessary approvals and orders, to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing would not, when taken together with all other such failures, reasonably be expected to have a material adverse effect on the business, properties, condition (financial or otherwise), prospects (other than effects that are the result of general economic changes or industry specific risks) or results of operations of the Company and its subsidiaries taken as a whole or to prevent or materially delay the consummation of the transactions contemplated by this Agreement (any such material adverse effect being hereafter referred to as a "Company Material Adverse Effect"). As used in this Agreement, the term "subsidiary" of a person shall mean any corporation or other entity (including partnerships and other business associations) of which a majority of the outstanding capital stock or other voting securities having voting power under ordinary circumstances to elect directors or similar members of the governing body of such corporation or entity shall at the time be held, directly or indirectly, by such person. True, accurate and complete copies of the articles of incorporation, as amended, and by-laws of the Company as in effect on the date hereof, have been made available to J Net.

            3.2. CAPITALIZATION. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 15,000,000 shares of preferred stock, par value $.01 per share. As of the date hereof, there were issued and outstanding 29,335,993 shares of Common Stock and 3,200,000 shares of Preferred Stock. In addition, 7,626,937 shares of Common Stock were reserved for issuance pursuant to the Company's stock option plans, 968,850 shares of Common Stock were reserved for issuance pursuant to the Company's employee stock purchase plan, 150,158 shares of Common Stock were reserved for issuance pursuant to securities (other than the Preferred Stock and the J Net Warrant) exercisable for, or convertible into or exchangeable for shares of Common Stock and 20,000,000 shares of Common Stock (subject to adjustment) were reserved for issuance upon conversion of the Securities. Except as set forth in Section 3.2 of the Company Disclosure Schedule, this Agreement and the Stock Purchase Agreement, and the transactions contemplated hereby and thereby, will not cause a mandatory redemption, liquidation, acceleration or vesting of any other right under any outstanding subscriptions, options, calls, contracts, voting trusts, proxies, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement. All of the issued and outstanding shares of capital stock of the Company are validly issued, fully paid, non-assessable and, except as it relates to the Preferred Stock, free of preemptive rights. Except for the Securities or as set forth on Section 3.2 of the Company Disclosure Schedule, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company, or obligating the Company to grant, extend or enter into any such agreement or commitment.

            3.3. SUBSIDIARIES. Section 3.3 of the Company Disclosure Schedule sets forth a description as of the date hereof, of all material subsidiaries and joint ventures of the Company, including the name of each such entity, the state or jurisdiction of its incorporation or organization, the Company's interest therein and a brief description of the principal line or lines of business conducted by each such entity. All of the issued and outstanding shares of capital stock of, or other equity interests in, each subsidiary of the Company are validly issued, fully paid, non-assessable and free of preemptive rights, and are owned, directly or indirectly, by the Company free and clear of any Liens. There are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating the Company or any of any of its subsidiaries to grant, extend or enter into any such agreement or commitment, except for any of the foregoing that could not reasonably be expected to have a Company Material Adverse Effect. As used in this Agreement, the term "joint venture" of a person shall mean any corporation or other entity (including partnerships and other business associations) that is not a subsidiary of such person, in which such person or one or more of its subsidiaries owns an equity interest, other than equity interests held for passive investment purposes which are less than ten percent (10%) of any class of the outstanding voting securities or equity of any such entity.

            3.4. AUTHORITY; NON-CONTRAVENTION; STATUTORY APPROVALS; COMPLIANCE.

            (a) AUTHORITY. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining the Company Shareholders' Approval and the Company Required Statutory Approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company subject to obtaining the Company Shareholders' Approval. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other signatories hereto, constitutes a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether such enforceability is considered in a proceeding in equity or at law).

            (b) NON-CONTRAVENTION. The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in a right of termination, cancellation, or acceleration of any obligation under, result in the creation of any Lien, charge, "put" or "call" right or other encumbrance on, or the loss of, any of the properties or assets, including Intellectual Property, of the Company or any of its subsidiaries (any such violation, conflict, breach, default, right of termination, cancellation or acceleration, loss or creation, a "Violation" with respect to the Company) or any of its subsidiaries or, to the knowledge of the Company, any of its joint ventures pursuant to any provisions of (i) subject to obtaining the Company Shareholders' Approval, the articles of incorporation or by-laws of the Company or any of its subsidiaries, (ii) subject to obtaining the Company Required Statutory Approvals and the Company Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to the Company or any of its subsidiaries or, to the knowledge of the Company, any of its joint ventures, or any of their respective properties or assets, or (iii) subject to obtaining the Company Required Consents, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such Violations as would not reasonably be expected to have, in the aggregate, a Company Material Adverse Effect.

            (c) STATUTORY APPROVALS. No declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for the Company Required Statutory Approvals, it being understood that references in this Agreement to "obtaining" such Company Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notice; obtaining such consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law.

            (d) COMPLIANCE. Except as specifically disclosed in the Company SEC Reports filed prior to the date hereof or as set forth in SECTION 3.4(D) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries or, to the knowledge of the Company, any of its joint ventures is in violation of, or under investigation with respect thereto, or has been given notice of any purported violation of, any law, statute, order, rule, regulation or judgment (including, without limitation, any applicable Environmental Law) of any Governmental Authority except for violations that, in the aggregate, are not reasonably expected to have a Company Material Adverse Effect. Except as disclosed in the Company SEC Reports filed prior to the date hereof, the Company and its subsidiaries and, to the knowledge of the Company, its joint ventures have all Permits, except those which the failure to obtain would, in the aggregate, not reasonably be expected to have a Company Material Adverse Effect. The Company and each of its subsidiaries and, to the knowledge of the Company, each of its joint ventures are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under, (i) its articles of incorporation or by-laws or (ii) any material contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which it is bound or to which any of its property is subject, except for breaches, violations or defaults that, in the aggregate, are not reasonably expected to have a Company Material Adverse Effect.

            3.5. VALID ISSUANCE OF STOCK. The J Net Rights Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration provided for herein, will be duly and validly issued, fully paid and non-assessable. In addition, the issuance and resale of the J Net Rights Shares shall be duly registered under the Securities Act as provided in ARTICLE 1.

            3.6. LEGAL AND GOVERNMENTAL PROCEEDINGS. Except as disclosed in the Company SEC Reports filed prior to the date hereof, (i) there are no claims, suits, actions or proceedings, pending or, to the knowledge of the Company, threatened, nor are there any investigations or reviews pending or threatened against, relating to or affecting the Company or any of its subsidiaries or, to the knowledge of the Company, any of its joint ventures, (ii) there have not been any developments since September 30, 2000 with respect to any such disclosed claims, suits, actions, proceedings, investigations or reviews, and
(iii) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to the Company or any of its subsidiaries, except for any of the foregoing under clauses (i), (ii) and (iii) that individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect.

            3.7. REPORTS AND FINANCIAL STATEMENTS. The filings required to be made by the Company or any of its subsidiaries since September 1, 1999 under the Exchange Act and applicable state laws and regulations have been filed with the SEC and the Secretary of State of the State of Delaware, as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, including, but not limited to, all franchises, services agreements and related documents, and all such filings complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statutes and the rules and regulations thereunder. The Company has made available to J Net a true and complete copy of each form, report, schedule, registration statement, registration exemption, if applicable, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) filed by the Company or any of its subsidiaries with the SEC since September 1, 1999 (as such documents have since the time of their filing been amended, the "Company SEC Reports"), which are all the documents (other than preliminary materials) that the Company and its subsidiaries were required to file with the SEC under the Exchange Act since such date. As of their respective dates, the Company SEC Reports, including, without limitation, any financial statements or schedules included therein, at the time filed (i) complied as to form in all material respects with the requirements of the Exchange Act, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such documents may have been amended by a subsequent Company SEC Report. Each of the audited consolidated financial statements and unaudited interim financial statements (including, in each case, the notes, if any, thereto) included in the Company SEC Reports (collectively, the "Company Financial Statements") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments (which are not expected to be, individually or in the aggregate, materially adverse to the Company and its subsidiaries, taken as a whole)) the consolidated financial position of the Company as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended. Each subsidiary of the Company is treated as a consolidated subsidiary of the Company in the Company Financial Statements for all periods covered thereby.

      3.8. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Company SEC Reports filed prior to the date hereof, since September 30, 2000, there has not been:

                        (i) any material adverse change in the assets, liabilities, financial condition or operating results of the Company except changes in the ordinary course of business, that have not been and are not expected to be, individually or in the aggregate, materially adverse;

                        (ii) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted);

                        (iii) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

                        (iv) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the business, properties, or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted);

                        (v) any material change to a material contract or arrangement by which the Company or any of its assets is bound or subject;

                        (vi) any material change in any compensation arrangement or agreement with any employee, officer, director or holder of Common Stock, other than pursuant to the any employment agreements;

                        (vii) any sale, assignment or transfer of any material patents, trademarks, copyrights, trade secrets or other intangible assets;

                        (viii) any resignation or termination of employment of any officer or key employee of the Company; and the Company does not know of any impending resignation or termination of employment of any such officer or key employee;

                        (ix) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

                        (x) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

                        (xi) any material loans or guarantees made by the Company to or for the benefit of its employees, holders of Common Stock, officers, or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

                        (xii) any declaration, setting aside, or payment of any dividend or other distribution of the Company's assets in respect of any of the preferred stock (including the Preferred Stock) or Common Stock, or any direct or indirect redemption, purchase, or other acquisition of any of such preferred stock (including the Preferred Stock) or Common Stock by the Company;

                        (xiii) to the best of the Company's knowledge, any other event or condition of any character that is reasonably likely to materially and adversely affect the business, properties, prospects, or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted), excluding events or conditions having general effect on businesses in the general economy or the Internet industry; or

                        (xiv) any arrangement or commitment by the Company to do any of the things described in this SECTION 3.8.

4.   REPRESENTATIONS AND WARRANTIES OF J NET.

            Except as set forth in the corresponding sections or subsections of the J Net Disclosure Schedule, dated as of the date hereof, delivered by J Net to the Company to (the "J Net Disclosure Schedule") or the J Net SEC Reports, J Net hereby represents and warrants to the Company that at each of the Stand-By Closing and each Overallotment Closing, the following statements will be true and correct:

            4.1. ORGANIZATION, GOOD STANDING AND QUALIFICATION. J Net and each of its subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of existence, has all requisite corporate power and authority, and has been duly authorized by all necessary approvals and orders, to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing would not, when taken together with all other such failures, reasonably be expected to have a material adverse effect on the business, properties, condition (financial or otherwise), prospects (other than effects that are the result of general economic changes or industry specific risks) or results of operations of J Net and its subsidiaries taken as a whole or to prevent or materially delay the consummation of the transactions contemplated by this Agreement (any such material adverse effect being hereafter referred to as a "J Net Material Adverse Effect"). True, accurate and complete copies of the articles of incorporation, as amended, and by-laws of J Net as in effect on the date hereof, have been made available to the Company.

            4.2. AUTHORITY; NON-CONTRAVENTION AND STATUTORY APPROVALS.

            (a) AUTHORITY. J Net has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining the J Net Required Statutory Approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by J Net and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of J Net. This Agreement has been duly and validly executed and delivered by J Net and, assuming the due authorization, execution and delivery by the other signatories hereto, constitutes a legal, valid and binding obligation of J Net enforceable against J Net in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether such enforceability is considered in a proceeding in equity or at law.

            (b) NON-CONTRAVENTION. The execution and delivery of this Agreement by J Net does not, and the consummation of the transactions contemplated hereby will not, result in a Violation by J Net or any of its subsidiaries or, to the knowledge of J Net , any of its joint ventures pursuant to any provisions of (i) the articles of incorporation or by-laws of J Net or any of its subsidiaries,
(ii) subject to obtaining the J Net Required Statutory Approvals, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority) applicable to J Net or any of its subsidiaries or, to the knowledge of J Net , any of its joint ventures, or any of their respective properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which J Net or any of its subsidiaries is a party or by which J Net or any of its subsidiaries or any of their respective properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such Violations as would not reasonably be expected to have, in the aggregate, a J Net Material Adverse Effect.

            (c) STATUTORY APPROVALS. No declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by J Net or the consummation by J Net of the transactions contemplated hereby, except for those required under or in relation to the J Net Required Statutory Approvals, it being understood that references in this Agreement to "obtaining" such J Net Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notice; obtaining such consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law.

            4.3. PURCHASE FOR OWN ACCOUNT. The J Net Rights Shares are being acquired for investment for J Net's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and J Net has no present intention of selling, granting any participation in, or otherwise distribution the same. J Net also represents that it has not been formed for the specific purpose of acquiring the J Net Rights Shares.

            4.4. INVESTMENT EXPERIENCE. J Net understands that the purchase of the J Net Rights Shares involves substantial risk. J Net: (i) has experience as an investor in securities and acknowledges that J Net is able to fend for itself, can bear the economic risk of its investment in the J Net Rights Shares and has such knowledge and experience in financial or business matters that J Net is capable of evaluating the merits and risks of this investment in the J Net Rights Shares and protecting its own interests in connection with this investment and/or (ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables J Net to be aware of the character, business acumen and financial circumstances of such persons.

            4.5. ACCREDITED INVESTOR STATUS. J Net is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act, and J Net has received a copy of the Company's articles of incorporation, by-laws, this Agreement and such other documents and agreements that it has requested and has read and understands the respective contents thereof. J Net has had the opportunity to ask questions of the Company and has received answers to such questions from the Company. J Net has carefully reviewed and evaluated these documents and understands the risks and other considerations relating to the investment.

            4.6. FINANCIAL RESOURCES. J Net has the financial resources to perform its obligations under this Agreement, including, without limitation, its obligation to purchase the Stand-By Shares pursuant to SECTION 1.1.

5.    CONDITIONS TO CLOSING.

            Section 5.1. CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of the Company and J Net to consummate each of the Stand-By Closing and each Overallotment Closing shall be subject to the satisfaction of the following conditions on or prior to each of the Stand-By Closing Date and each Overallotment Closing Date (unless expressly waived in writing by the Company and J Net on or prior to each of the Stand-By Closing Date and each Overallotment Closing Date):

            (a) NO INJUNCTION. No temporary restraining order or preliminary or permanent injunction or other order by any Federal or state court preventing consummation of the transactions contemplated herein shall have been issued and continuing in effect, and none of the transactions contemplated herein shall have been prohibited under any applicable Federal or state law or other regulation.

            (b) STATUTORY APPROVALS. The Company Statutory Approvals and the J Net Statutory Approvals shall have been obtained at or prior to each of the Stand-By Closing Date and each Overallotment Closing Date, such approvals shall have become Final Orders, and no Final Order shall impose terms or conditions that would have, or would be reasonably likely to have, a J Net Material Adverse Effect or a Company Material Adverse Effect.

            (c) THE CONVERSION. The Conversion shall have been consummated or shall be consummated concurrently with the Stand-By Closing.

            (d) HSR ACT. The waiting period (and any extension thereof), if any, applicable to the Conversion and the J Net Rights Shares under the HSR Act shall have been terminated or shall have otherwise expired.

            (e) COMPANY SHAREHOLDERS' APPROVAL. The Company Shareholders' Approval with respect to (i) the issuance to J Net of Conversion Shares, (ii) the amendment to the articles of incorporation of the Company to increase the number of authorized shares of Common Stock to account for the shares of Common Stock to be issued in connection with the Rights Offering, (iii) the Rights Offering and the Overallotment Option and (iv) the amendment of the Company Employee Benefit Plans shall have been obtained.

            Section 5.2. CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY. The obligation of the Company to consummate each of the Stand-By Closing and each Overallotment Closing is subject to the satisfaction of the following conditions on or prior to each of the Closing Date and each Overallotment Closing Date (unless expressly waived in writing by the Company on or prior to each of the Stand-By Closing Date and each Overallotment Closing Date):

            (a) COMPLIANCE BY J NET. All of the terms, covenants and conditions of this Agreement to be complied with and performed by J Net on or prior to each of the Stand-By Closing Date and each Overallotment Closing Date shall have been complied with and performed by it in all material respects, and the representations and warranties made by J Net in this Agreement shall be true and correct in all material respects on and as of each of the Stand-By Closing Date and each Overallotment Closing Date with the same force and effect as though such representations and warranties had been made on and as of each of the Stand-By Closing Date and each Overallotment Closing Date, except that any such representations and warranties that are given as of a particular date or period and relate solely to a particular date or period shall be true and correct as of such date or period.

            (b) COMPLIANCE CERTIFICATE. J Net shall deliver to the Company a certificate dated each of the Stand-By Closing Date and each Overallotment Closing Date of an executive officer of J Net certifying that the conditions specified in SECTION 5.2(A) have been satisfied.

            Section 5.3. CONDITIONS TO THE OBLIGATION OF J NET. The obligation of J Net to consummate each of the Stand-By Closing and each Overallotment Closing is subject to the satisfaction of the following conditions on or prior to each of the Stand-By Closing Date and each Overallotment Closing Date (unless expressly waived in writing by J Net on or prior to each of the Stand-By Closing Date and each Overallotment Closing Date):

            (a) REGISTRATION STATEMENT. The Registration Statement relating to the issuance and resale of shares of Common Stock issuable in connection with the Conversion and the J Net Rights Shares shall have become effective in accordance with the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect.

            (b) LISTING OF SHARES. The shares of J Net Rights Shares issuable in connection with this Agreement pursuant to ARTICLE I shall have been approved for listing on the NASDAQ or NASDAQ Small Cap Market upon official notice of issuance.

            (c) COMPLIANCE BY THE COMPANY. All of the terms, covenants and conditions of this Agreement to be complied with and performed by the Company on or prior to each of the Stand-By Closing Date and each Overallotment Closing Date shall have been complied with and performed by it in all material respects, and the representations and warranties made by the Company in this Agreement shall be true and correct in all material respects on and as of each of the Stand-By Closing Date and each Overallotment Closing Date with the same force and effect as though such representations and warranties had been made on and as of each of the Stand-By Closing Date and each Overallotment Closing Date, except that any such representations and warranties that are given as of a particular date or period and relate solely to a particular date or period shall be true and correct as of such date or period.

            (d) COMPLIANCE CERTIFICATE. The Company shall deliver to J Net a certificate dated each of the Stand-By Closing Date and each Overallotment Closing Date of an executive officer of the Company certifying that the conditions specified in SECTION 5.3(C) have been satisfied.

            (e) NO COMPANY MATERIAL ADVERSE EFFECT. No Company Material Adverse Effect shall have occurred and there shall exist no fact or circumstance that would have, or would be reasonably likely to have, a Company Material Adverse Effect.

            (f) COMPANY REQUIRED CONSENTS. The Company Required Consents, the failure of which to be obtained would have a Company Material Adverse Effect, shall have been obtained.

            (h) OPINION OF COMPANY COUNSEL. An opinion of Covington & Burling, counsel to the Company, dated as of each of the Stand-By Closing Date and each Overallotment Closing Date, shall be delivered to J Net in form, scope and substance reasonably satisfactory to J Net.

6.   MISCELLANEOUS.

            6.1. SUPPLEMENTAL SCHEDULES. With respect to facts and circumstances that arise after the date of this Agreement, the parties shall supplement the schedules to this

Agreement to the extent that such facts and circumstances would have been required to be set forth on such schedules had they existed on the date of this Agreement, and such supplements shall be deemed to be part of the schedules for all purposes hereunder. Notwithstanding the foregoing sentence, the parties shall be under no obligation to supplement the schedules after the final Overallotment Closing Date.

            6.2. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations, warranties and covenants contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and each of the Stand-By Closing and each Overallotment Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of J Net or its counsel.

            6.3. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor J Net shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, J Net may assign its rights hereunder to (i) any of its "affiliates," as that term is defined under the Exchange Act and (ii) any person that purchases the J Net Rights Shares in a private transaction from J Net, without the consent of the Company.

            6.4. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in the State of New York (without regard to principles of conflict of laws). Both parties irrevocably consent to the jurisdiction of the United States Federal courts and the state courts located in New York with respect to any suit or proceeding based on or arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. Both parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. Both parties further agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect either party's right to serve process in any other manner permitted by law. Both parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

            6.5. COUNTERPARTS; SIGNATURES BY FACSIMILE. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

            6.6. HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

            6.7. SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

            6.8. ENTIRE AGREEMENT; AMENDMENTS. This Agreement, the schedules and exhibits hereto and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor J Net makes any representation, warranty, covenant or undertaking with respect to such matters. This Agreement supercedes Article 8 of the Confidentiality Agreement dated October 6, 2000 between the Company and J Net. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

            6.9. NOTICES. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

                  If to the Company:

                  InterWorld Corporation
                  395 Hudson Street, 6th Floor
                  New York, New York 10014-3669
                  Attention:  Chairman of the Board
                  Facsimile: (212) 301-2424

                  With copy to:

                  Covington & Burling
                  1330 Avenue of the Americas
                  New York, New York 10019
                  Attention:  Stephen A. Infante, Esq.
                  Facsimile:  (212) 841-1010

            If to J Net: To the address set forth immediately below J Net's name on the signature pages hereto.

                  J Net Enterprises Inc.
                  c/o J Net Venture Partners LLC
                  680 Fifth Avenue, 11th Floor
                  New York, New York 10019
                  Attention:  Keith Meister

                  Facsimile: (212) 502-6396

                  With copy to:

                  Greenberg Traurig, LLP
                  200 Park Avenue
                  New York, New York 10166
                  Attention: Alan I. Annex, Esq.
                  Facsimile: (212) 801-6400

            Each party shall provide notice to the other party of any change in address.

            6.10. THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

            6.11. SURVIVAL; INDEMNIFICATION. The representations and warranties and the agreements and covenants set forth in this Agreement shall survive the closings hereunder notwithstanding any due diligence investigation conducted by or on behalf of J Net. The Company agrees to indemnify and hold harmless J Net and all its officers, directors, employees and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in this Agreement, including any expenses incurred therewith. J Net agrees to indemnify and hold harmless the Company and all its officers, directors, employees and agents for loss or damage arising as a result of or related to any breach or alleged breach by J Net of any of its representations, warranties and covenants set forth in this Agreement, including any expenses incurred therewith.

            6.12. FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

            6.13. NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

            6.14. REMEDIES. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to J Net by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that J Net shall be entitled, in addition to all other available remedies in law or in equity, to an injunction or injunctions to prevent or cure any breaches of the provisions of this Agreement and to enforce specifically the terms and provisions of this Agreement, without the necessity of showing economic loss and without any bond or other security being required.

            6.15. BEST EFFORTS. The parties shall use their reasonable best efforts to satisfy timely each of the conditions described in Sections 5.1, 5.2 and 5.3.

            6.16. TERMINATION. This Agreement shall automatically terminate and be of no further force or effect upon the termination, if any, of the Stock Purchase Agreement in accordance with its terms.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                          INTERWORLD CORPORATION


                                          By: /s/ MICHAEL DONAHUE
                                             ---------------------------------
                                          Name:  Michael Donahue
                                          Title: Chairman, President & CEO

                                          J NET ENTERPRISES, INC


                                          By: /s/ MARK HOBBS
                                             ---------------------------
                                          Name:  Mark Hobbs
                                          Title: President & COO